EXHIBIT 5.1

Winston & Strawn LLP

35 West Wacker Drive

Chicago, IL 60601

September 7, 2006

InnerWorkings, Inc.

600 West Chicago Avenue

Suite 850

Chicago, Illinois 60610

Re:	Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to InnerWorkings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”) relating to the registration of (i) 943,950 shares (the “2006 Plan Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issuable pursuant to the grant of certain restricted stock and other awards or upon the exercise of certain stock options (collectively, the “2006 Plan Awards”) that may be granted after the date hereof pursuant to the InnerWorkings, Inc. 2006 Stock Incentive Plan (the “2006 Plan”) and (ii) 5,371,717 shares (together with the 2006 Plan Shares, the “Shares”) of Common Stock issuable upon the exercise of outstanding stock options (these outstanding plan awards and the 2006 Plan Awards are referred to individually as a “Plan Award”) previously awarded under the 2006 Plan and the 2004 InnerWorkings, LLC Unit Option Plan (the “2004 Plan”), which, pursuant to the terms of the 2006 Plan, was merged into the 2006 Plan; the awards previously made under the 2004 Plan are governed by and subject to the terms of the 2006 Plan.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement, as filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act;

InnerWorkings, Inc.

September 7, 2006

(ii) the certificate of incorporation of the Company, as currently in effect (the “Certificate of Incorporation”);

(iii) the by-laws of the Company, as currently in effect;

(iv) the 2006 Plan;

(v) resolutions adopted by the board of directors of the Company relating to, among other things, the reservation for issuance of the Common Stock covered by the Registration Statement, the filing of the Registration Statement and the approval of the 2006 Plan, which included the merger of the 2004 Plan into the 2006 Plan; and

(vi) an executed written consent of the stockholders of the Company relating to the approval of the 2006 Plan, which included the merger of the 2004 Plan into the 2006 Plan.

We have also examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Company’s board of directors, or a duly authorized committee thereof, has approved or will have approved the grant of each Plan Award prior to the grant thereof. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered pursuant to the terms and in the manner set forth in the 2006 Plan and any applicable award documentation, including, if applicable, the payment of the specified exercise price therefor, and assuming that the Shares remain duly reserved for issuance within the limits of the Common Stock then remaining authorized but unissued under the Certificate of Incorporation, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is based upon and limited to the General Corporation Law of the State of Delaware, as amended. We express no opinion herein as to any other laws, statutes, regulations or ordinances. This opinion

InnerWorkings, Inc.

September 7, 2006

letter is being furnished solely in connection with the offer, sale and issuance of the Shares and may not be used, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP